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                                                                     EXHIBIT 5.1

                                  May 10, 2001

Callon Petroleum Company
200 North Canal St.
Natchez, MS 39120

Ladies and Gentlemen:

     We have acted as counsel to Callon Petroleum Company, a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement (the "Additional Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to (i) debt securities of the Company ("Debt Securities"), (ii) shares of preferred stock, par value $0.01 per share, of the Company ("Preferred Stock"), (iii) shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), (iv) warrants to purchase other securities ("Warrants"), and (v) securities purchase contracts to purchase Common Stock or Preferred Stock ("Securities Purchase Contracts" and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the "Securities") that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for a maximum aggregate offering price of $9,660,000. The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Act with respect to the Company's Registration Statement on Form S-3 (File No. 333-87945) (the "Shelf Registration Statement," and, collectively with the Additional Registration Statement, the "Registration Statement") to register additional Securities in an amount and at a price that represents no more than 20% of the amount of the maximum aggregate offering price set forth in the Shelf Registration Statement that remains available for issuance. In connection with the Additional Registration Statement certain legal matters in connection with the Securities are being passed upon for you by us.

     In our capacity as your counsel as referred to above, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to date (together, the "Charter Documents"), (ii) the form of indenture filed as
Exhibit 4.11 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Senior Debt Indenture") pursuant to which senior Debt Securities may be issued, (iii) the form of indenture filed as Exhibit 4.12 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Subordinated Debt Indenture" and, together with the Senior Debt indenture, the "Indentures") pursuant to which subordinated Debt Securities may be issued, and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered necessary or appropriate for the purposes of giving this opinion, as a basis for the opinions hereafter expressed. We have relied upon the accuracy of facts and information set forth in all such documents and assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals from which all such copies were made and the due authorization, execution, delivery or recordation of all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof.

     In connection with this opinion, we have assumed that (i) the Registration Statement remains effective, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.
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Callon Petroleum Company
May 10, 2001
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     Based upon and subject to the foregoing, we are of the opinion that:

          1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company's Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or
     (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          2. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a "Certificate of Designations"), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

          3. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company.

          4. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement
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Callon Petroleum Company
May 10, 2001
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     approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company.

          5. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

          6. With respect to Securities Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Securities Purchase Agreements, the terms of the offering thereof and related matters, (ii) the Purchase Contract Agreement or Agreements relating to the Securities Purchase Contracts have been duly authorized and validly executed and delivered by the Company, and (iii) the Securities Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the appropriate Purchase Contract Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Securities Purchase Contracts will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

     Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Debt Securities, the Indentures, the Warrants, the Warrant Agreements, the Securities Purchase Contracts, the Purchase Contract Agreements and the Certificate of Designations and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

     In addition, we express no opinion as to: (a) any provisions of the Debt Securities, the Indentures, the Warrant Agreements, the Warrants, the Securities Purchase Contracts, the Purchase Contract Agreements or the Certificate of Designations regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities, the Indentures, the Warrant Agreements, the Warrants, the Securities Purchase Contracts, the Purchase Contract Agreements or the Certificate of Designations or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities, the Indentures, the Warrant Agreements, the Warrants, the Securities Purchase Contracts, the Purchase Contract Agreements or the Certificate of Designations; or (b) the provisions of the Debt Securities or the Indentures that may provide for interest on interest or penalty interest.

     To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the
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Callon Petroleum Company
May 10, 2001
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Warrant Agreement has been duly authorized, executed and delivered by the
Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

     The foregoing opinion is limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Haynes and Boone, LLP

                                            HAYNES AND BOONE, LLP